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EXHIBIT 5

Harry A. Johnson III                                             FIRST
Executive Vice President                                         TENNESSEE
and General Counsel


         First Tennessee National Corporation
         Box 84
         Memphis, TN 38101
         (901) 523-5624
         Cable FIRBANK

March 17, 1994



Board of Directors
First Tennessee National Corporation
165 Madison Avenue
Memphis, TN 38103

Gentlemen and Lady:

        As Executive Vice President and General Counsel of First Tennessee National Corporation, a Tennessee corporation (the "Company"), I am familiar with the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to a proposed shelf registration of (i) debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be senior (the "Senior Debt Securities) or subordinated (the "Subordinated Debt Securities"), (ii) preferred stock, without par value, of the Company ("Preferred Stock"), (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"), or (iv) common stock, par value $2.50 per share, of the Company ("Common Stock") (the Debt Securities, Preferred Stock and Common Stock are collectively referred to as the "Securities"), to be offered from time to time at prices and on terms to be determined at the time of sale, at an aggregate initial offering price not to exceed U.S. $300,000,000. Attached to shares of Common Stock which may be issued are associated stock purchase rights (the "Rights") to be issued pursuant to the Shareholder Protection Rights Agreement dated as of September 7, 1989 (the "Rights Agreement") between the Company and First Tennessee Bank National Association, as Rights Agent (the "Rights Agent").

         I have examined, or caused those acting under my supervision to have examined, the originals or copies, certified or otherwise identified to my satisfaction, of the restated charter, as amended, of the Company (the "Charter"), the bylaws, as amended, of the Company, Minutes of the March 2, 1994 Meeting of the Board of Directors of the Company (the "Minutes"), the Registration Statement, and such other corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for purposes of this opinion. In rendering such opinion, I have presumed the genuineness of all documents examined and the accuracy of all statements of fact contained therein.


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Board of Directors
Page 2
March 17, 1994


         The Subordinated Debt Securities are to be issued pursuant to a proposed indenture between the Company and the First National Bank of Chicago, as trustee ("First Chicago") (the "Subordinated Indenture"). The Senior Debt Securities are to be issued pursuant to a proposed indenture between the Company and First Chicago, as trustee (the "Senior Indenture", collectively with the Subordinated Indenture, the "Indentures"). The Common Stock, the Preferred Stock and the Depositary Shares, when and if the Board of Directors duly adopts a resolution in accordance with law authorizing the number and price and, for the Preferred Stock and the Depositary Shares, other terms of the shares to be issued, will be sold on terms to be determined, and with respect to the Depositary Shares, pursuant to a proposed deposit agreement (the "Deposit Agreement"), the terms of which will be determined, and which will be entered into, by the Company and a depositary.


          Upon the basis of such examination and subject to the limitations contained herein, it is my opinion that:

          1. The Debt Securities have been duly authorized and when and if the Board or the Pricing Committee duly adopts a resolution pursuant to the Minutes establishing the specific amount and the terms of the Debt Securities and the applicable Indenture relating to such Debt Securities has been duly authorized by the Company pursuant to the Minutes and has been duly executed and delivered by the Company and duly authorized, executed and delivered by First Chicago, as trustee, and when the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the applicable Indenture and delivered against full payment therefor, the Debt Securities will be validly issued and legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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Board of Directors
Page 3
March 17, 1994

         2. The shares of Preferred Stock have been duly authorized by the Company's Charter and, when and if the Board of Directors of the Company duly adopts a resolution and articles of amendment to the Company's Charter ("Articles of Amendment") in accordance with the Minutes providing for the issuance of a specific number of shares of Preferred Stock for a specified price in one or more series and providing for the terms thereof in accordance with the authorization expressly provided for in the Company's
              Charter and files the Articles of Amendment with the appropriate Tennessee state offices and when and if such shares of Preferred Stock have been duly issued and delivered against full payment therefor, will be validly issued, fully paid and non-assessable.


         3. The Depositary Shares have been duly authorized and when and if the Board of Directors of the Company duly adopts a resolution authorizing the Deposit Agreement and a specific number of Depositary Shares pursuant thereto for a specified price and takes the other action specified in paragraph (2) above with respect to the Preferred Stock underlying the Depositary Shares, and when and if the Deposit Agreement has been duly executed and delivered by the Company and the depositary to be named therein, the Depository Shares will be validly issued, fully paid and non-assessable.


         4. The shares of Common Stock including any shares of Common Stock duly issued upon the conversion of the Subordinated Debt Securities or Preferred Stock have been duly authorized by the Company's Charter and, when and if the Board of Directors of the Company duly adopts a resolution in accordance with the Minutes authorizing the issuance of a specific number of shares of Common Stock for a specified price, and when and if such shares of Common Stock have been duly issued and delivered against full payment therefor, will be validly issued, fully paid and non-assessable. When the shares of Common Stock have been validly issued, the Rights attributable to the shares of Common Stock will be validly issued.


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Board of Directors
Page 4
March 17, 1994

         In connection with my opinion set forth in paragraph (4) above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time, and, accordingly, is beyond on the scope of this opinion.

         In addition, it is my understanding that the Company intends to issue securities from time to time on a delayed or continuous basis. Accordingly, this opinion is limited to the laws, including the applicable rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Securities, the Company will advise me in writing of the terms and will afford me an opportunity to review the operative documents pursuant to which such Securities are to be issued, and I will file such supplement or amendment to this opinion, if any, as I may reasonably consider necessary or appropriate by reason of the terms of such Securities.

         The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Tennessee, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         In rendering the foregoing opinion, I have relied to the extent I deem such reliance appropriate as to certain matters on statement, representations and other information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the prospectus and any prospectus supplement that is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Yours very truly,
Harry A. Johnson, III
Harry A. Johnson, III